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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         ------------------------------

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): JANUARY 29, 2002

                         Commission file number 0-21139

                          DURA AUTOMOTIVE SYSTEMS, INC.

             (Exact name of Registrant as specified in its charter)

                DELAWARE                                         38-3185711
     (State or other jurisdiction of                          (I.R.S. Employer
     incorporation or organization)                          Identification No.)
             4508 IDS CENTER                                        55402
         MINNEAPOLIS, MINNESOTA                                  (Zip Code)
(Address of principal executive offices)

                                 (612) 342-2311
              (Registrant's telephone number, including area code)

                                 NOT APPLICABLE
     (Former name, former address and former fiscal year, if changed since last report)





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Item 5.           Other Events.

         On January 29, 2002, the Registrant issued a press release disclosing the completion of sale of its Plastic Products Business. A copy of this press release follows below:


DATE:  January 29, 2002

FROM:                                           FOR:
Padilla Speer Beardsley Inc.                    Dura Automotive Systems, Inc.
1101 West River Parkway                         2791 Research Drive
Minneapolis, Minnesota 55415                    Rochester Hills, Michigan 48309

John Mackay (612) 455-1741                      David Bovee (248) 299-7500


FOR IMMEDIATE RELEASE


           DURA AUTOMOTIVE COMPLETES SALE OF PLASTIC PRODUCTS BUSINESS


         ROCHESTER HILLS, Mich., Jan. 29 -- Dura Automotive Systems, Inc. (Nasdaq: DRRA), announced today that it has completed the sale of its Plastic Products Business to Nyloncraft, Inc., a newly formed company controlled by HKW Capital Partners II, L.P. and Nyloncraft management for total proceeds of approximately $41.0 million. Dura announced its intent to sell the Plastic Products Business in early November after determining the business falls outside of its future business strategy.

         The Plastic Products Business designs, engineers, and manufactures plastic components for a wide variety of automotive vehicle applications, focusing on the metal to plastic conversion and dual plastic applications markets. This business employs approximately 750 people in three facilities located in Mishawaka, Indiana, Bowling Green, Kentucky and Jonesville, Michigan and generates approximately $80.0 million in annual revenue.

         The transaction terms and conditions remained essentially unchanged from those previously announced and resulted in a one-time non-cash charge of approximately $7.4 million in the fourth quarter of 2001 for Dura.

         Dura Automotive Systems, Inc., is the world's largest independent designer and manufacturer of driver control systems and a leading global supplier of door modules, seat mechanisms and structures, glass systems and engineered assemblies for the global automotive industry. The company is also a leading supplier of similar products to the North American recreational vehicle and mass transit market. The company's products include door modules,

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parking brake systems, automotive cables, transmission shifter systems, encapsulated and sliding windows, window regulators, hinges, latches, seating systems, engine control products, underbody tire carriers, jacks, brake, clutch and accelerator pedals and other mechanical assemblies. The company's products are sold to every North American, European and Japanese original equipment manufacturer, including Ford, General Motors, DaimlerChrysler, Volkswagen, BMW, Toyota, Honda, Nissan, PSA (Peugeot and Citroen) and Renault. Dura's operating headquarters is in Rochester Hills, Mich., and its corporate office is in Minneapolis, Minn. Information about Dura and its products is available on the Internet at www.duraauto.com.

This press release contains forward-looking statements that are subject to risks and uncertainties. These statements often include words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," or similar expressions. These statements are based on certain assumptions that the company has made in light of its experience in the industry as well as its perspective of historical trends, current conditions, expected future developments and other factors it believes are appropriate in the circumstances. Actual results may differ materially from the anticipated results because of certain risks and uncertainties, including but not limited to (i) expected synergies, economies of scale and cost savings from the company's acquisitions not being fully realized or realized within the expected times frames; (ii) unanticipated difficulties servicing the substantially higher level of indebtedness at the company, (iii) costs or operational difficulties related to integrating the operations of the acquired entities with those of the company being greater than expected; (iv) labor disputes involving the company or its significant customers, (v) risks associated with conducting business in foreign countries, and (vi) general economic or business conditions affecting the automotive industry, either nationally or regionally, being less favorable than expected.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                 DURA AUTOMOTIVE SYSTEMS, INC.


Date:  January 29, 2002          By /s/ David Bovee
                                    ---------------
                                      David Bovee
                                      Vice President, Chief Financial Officer
                                      (principal accounting and financial
                                      officer)